EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Donald S. Robbins, certify to the best of my knowledge based upon a review of the Annual Report on Form 10-K of CSMG Technologies, Inc. for the year ended December 31, 2007 (the “Form 10-K”), that the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of CSMG Technologies, Inc. for the periods covered by the Form 10-K.

Dated: March 27, 2008	By:	/s/ Donald S. Robbins
Donald S. Robbins Chief Executive Officer

I, K. Bruce Jones, certify to the best of my knowledge based upon a review of the Annual Report on Form 10-K of CSMG Technologies, Inc. for the year ended December 31, 2007 (the “Form 10-K”), that the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of CSMG Technologies, Inc. for the periods covered by the Form 10-K.

Dated: March 27, 2008	By:	/s/ K. Bruce Jones
K. Bruce Jones Chief Financial Officer

This certification accompanies each Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.